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                                                                    EXHIBIT 3.22

                          RESTATED AND AMENDED BY-LAWS

                                       OF

                             RINDT ENTERPRISES, INC.
                            (a Wisconsin corporation)

                                 INTRODUCTION -
                               VARIABLE REFERENCES

        0.01  Date of annual shareholders' meeting (See Section 2.01):

                First               Tuesday             April
           ----------------      -------------      --------------
               (Week)                (Day)             (Month)
*

        0.02 Required notice of shareholders' meeting (See Section 2.04): not less than 10 days.

*

        0.03  Authorized number of directors (See Section 3.01): four (4).

*

        0.04  Required notice of directors' meetings (See Section 3.05):

              (a)  Not less than 72 hours if by mail, and

*

              (b) Not less than 24 hours if by telegram, cable, facsimile, personal delivery, word of mouth, or telephone.

*

        0.05 The fiscal year shall begin on the first day of January and end on the last day of December each year (See. Section 8.02).

*

        0.06 Action by written consent of shareholders may be taken by unanimous written consent (See Section 2.12).

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*These spaces are reserved for official notation of future amendments to these sections.

                               ARTICLE I. OFFICES

     1.02. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

     1.03. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may, but need not, be the same as any of its places of business, and the address of the registered office may be changed from time to time by the Board of Directors. The business office of the registered agent of the corporation shall be identical to such registered office.

                            ARTICLE II. SHAREHOLDERS

     2.01. Annual Meeting. The annual meeting of the shareholders shall be held in each year on the date set forth in Section 0.01, at the hour designated in the written notice of said meeting given pursuant to Section 2.04, or at such other time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

     2.02. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by either the President, the Board of Directors, the Chairman of the Board (if the Board of Directors determines to elect one), or upon written notice to the Secretary of the corporation by the holders of not less than one-tenth of all shares of the corporation entitled to vote at the meeting.

     2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place; either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

     2.04. Notice of Meeting.

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           (a) Required notice. Written notice stating the place, day and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than the number of days set forth in Section 0.02 (unless a longer period is required by law or the articles of incorporation) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, or the Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Notice may be communicated in person, by telephone, telegraph, teletype, facsimile or other form of wire or wireless communication, or by mail or private carrier. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his/her address as it appears on the stock record books of the corporation, with postage thereon prepaid. If notice is delivered by electronic transmission, notice is effective when such transmission is completed.

           (b) Adjourned meeting. If an annual or special shareholders' meeting is adjourned to a different time or place, notice of the new date, time or place is not required if the new date, time or place is announced at the meeting before adjournment. If a new record date for an adjourned meeting is or must be fixed, notice of the adjourned meeting must be given to all persons who are shareholders as of the new record date.

     2.05. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date, in the case of a meeting of or other action to be taken by shareholders, to be not more than seventy (70) days before said meeting or action. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed, transmitted, or communicated in person or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination is effective for any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     2.06. Quorum. Except as otherwise provided by law or in the articles of incorporation, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Once a share is represented for any purpose at a meeting, it is considered present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law or the articles of incorporation.

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     2.07. Conduct of Meetings. The Chairman of the Board, or in the event the
Board of Directors determines not to elect a Chairman of the Board, or in his/her absence, the President, and in his/her absence, a Vice President in the order provided under Section 4.08, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

     2.08. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by the shareholder or by his/her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

     2.09. Voting of Shares. Except as provided in the articles of incorporation, these by-laws or by Wisconsin law, each outstanding share, regardless of class, is entitled to one vote upon each matter voted on at a shareholders meeting.

     2.10. Voting of Shares by Certain Holders. The corporation in its discretion may require such evidence as it deems advisable to verify proper authority of any person to vote shares not registered of record in such person's name.

           (a) Other Entities. Shares standing in the name of another entity may be voted either in person or by proxy, by an officer or agent of the entity.

           (b) Legal Representatives or Fiduciaries. Shares held by a personal representative, administrator, executor, guardian, or conservator, trustee in bankruptcy, receiver, or assignee for creditors which shares are not standing in the name of such fiduciary may be voted by him/her, either in person or by proxy, without a transfer of such shares into his/her name.

           (c) Pledgees. A shareholder whose votes are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

           (d) Subsidiaries. No shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held directly or indirectly by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. Provided, however, this shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

           (e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has received written notice or has actual knowledge that such shareholder is a minor.

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           (f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

           (g) Cotenants or Fiduciaries. Shares registered in the name of two or more individuals who are named in the registration as cotenants or fiduciaries may be voted in person or by proxy signed by any one or more of such individuals if the person signing appears to be acting on behalf of all coowners.

     2.11. Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice; shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

     2.12. Action Without Meeting.

           (a) Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting and without action by the Board of Directors, by all shareholders entitled to vote on the action.

           (b) Action under Section 2.12(a) must be evidenced by one or more written consents describing the action taken, signed by the shareholders and delivered. to the Secretary of the corporation for inclusion in the corporate records.

           (c) Action taken under Section 2.12(a) is effective when consents representing all shares entitled to vote on the action are delivered to the Secretary of the corporation, unless the consent specifies a different effective date.

           (d) If not otherwise fixed under Section 2.05 of these by-laws, the record date for determining shareholders entitled to take action without a meeting is the date that the first shareholder signs the consent under this
Section 2.12(a).

           (e) A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

     2.13. Financial Statements for Shareholders. Within 120 days after the close of each fiscal year, the corporation shall prepare annual financial statements, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of changes in shareholders' equity for the year unless that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also

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be prepared on that basis. On written request from any shareholder, the corporation shall mail him/her the latest financial statements.

                        ARTICLE III. BOARD OF DIRECTORS

       3.01. General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed by, its Board of Directors. The number of directors of the corporation shall be as set forth in Section 0.03.

       3.02. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders and until his/her successor shall have been elected, or until his/her prior death, resignation or removal. A director may be removed from office if the number of votes cast to remove the director exceeds the number of votes cast not to remove him/her (unless a greater voting requirement is provided by the articles of incorporation) taken at a meeting of shareholders called for that purpose. A director may resign at any time by delivering his/her written resignation to the Board of Directors or to the corporation. Directors need not be residents of the State of Wisconsin or shareholders of the corporation.

       3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual, meeting of shareholders, and each adjourned session thereof. The Board of Directors may provide, by resolution, the time and place either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

       3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board (if the Board of Directors determines to elect one), the President, Secretary or any two directors. The Chairman of the Board, President or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them.

       3.05. Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given to each director (i) by written notice delivered personally or mailed or given by facsimile, telegram, cable or radiogram to such director at his/her business address or at such other address as such director shall have designated in writing filed with the Secretary, or (ii) by word of mouth, telephone or radiophone personally to such director, in each case not less than that number of hours prior thereto as set forth in Section 0.04. Written notice is effective at the earliest of the following: (a) when received or, if notice is delivered by electronic transmission, when such transmission is completed; (b) two days after its deposit in the U.S. mail, if mailed postpaid and correctly addressed;
(c) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when communicated. The notice need not describe the purpose of the meeting unless required by the articles of incorporation.

       A director may waive any notice required by the Wisconsin Business Corporation Law, the articles of incorporation or by-laws before or after the date and time stated in the notice.

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Except as provided in the next sentence, the waiver shall be in writing, signed by the director entitled to the notice and retained by the corporation. A director's attendance at or participation in a meeting waives any required notice to him/her of the meeting unless the director at the beginning of the meeting or promptly upon his/her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

       3.06. Quorum. Except as otherwise provided by law or by the articles of incorporation or these by-laws, a majority of the number of directors set forth in Section 0.03 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

       3.07. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the articles of incorporation or these by-laws. Unless the articles of incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:
(1) he/she objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (2) his/her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he/she delivers written notice of his/her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

       3.08. Conduct of Meeting. The Chairman of the Board, or in the event the Board of Directors determines not to elect a Chairman of the Board, or in his/her absence, the President, and in his/her absence, a Vice President in the order provided under Section 4.08, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as Chairman of the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

       3.09. Vacancies. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by either the shareholders; the Board of Directors; or if the directors remaining in office constitute fewer than a quorum of the board, the directors, by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of the voting group may vote to fill the vacancy if it is filled by the shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date, (because of a resignation effective at

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a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

       3.10. Compensation. Unless otherwise provided in the articles of incorporation, the Board of Directors, irrespective of any personal interest of any of its members, may fix the compensation of directors in their capacities as such.

       3.11. Committees. Unless the articles of incorporation provide otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. The creation of a committee, delegation of authority to a committee, or action by a committee does not relieve the Board of Directors or any of its members of any responsibility imposed upon the Board of Directors or its members by law. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the articles of incorporation or by-laws to take such action. Sections 3.03-3.05 and 3.12 of these by-laws which govern meetings, action without meetings, notice and waiver of notice, apply to committees and their members. To the extent specified by the Board of Directors or in the articles of incorporation or by-laws, each committee may exercise the authority of the Board of Directors, except that a committee may not:

       (1)    authorize distributions;

       (2) approve or propose to shareholders action that the Wisconsin Business Corporation Law requires be approved by shareholders;

       (3) fill vacancies on the Board of Directors or on any of its committees;

       (4) amend the articles of incorporation under Section 180.1002 of the Wisconsin Business Corporation Law;

       (5)    adopt, amend, or repeal by-laws;

       (6)    approve a plan of merger not requiring shareholder approval;

       (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

       (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits prescribed by the Board of Directors.

       3.12. Action Without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken at a Board of Directors' or committee meeting may be taken without a meeting if a consent in writing, setting forth the

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action so taken, shall be signed by all of the directors or members of such committee entitled to vote with respect to such action.

                              ARTICLE IV. OFFICERS

       4.01. In General. The principal officers of the corporation may include a Chairman of the Board (if the Board of Directors determines to appoint one); a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be appointed by the Board of Directors. Any two or more offices may be held by the same person. The duties of the officers shall be those enumerated herein and any further duties designated by the Board of Directors. The duties herein specified for particular officers may be transferred to and vested in such other officers as the Board of Directors shall appoint, from time to time and for such periods or without limitation as to time as the Board shall order.

       4.02. Appointment and Term of Office. The officers of the corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. If no term is specified, each officer shall hold office until his/her death, resignation or removal. Appointment of an officer does not of itself create contract rights.

       4.03. Removal. Any officer may be removed by the Board of Directors at any time, with or without cause.

       4.04. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors.

       4.05. Chairman of the Board. The Chairman of the Board (if the Board of Directors determines to appoint one) shall preside at all meetings of the shareholders and the Board of Directors and shall have such further and other authority, responsibility and duties as may be granted to or imposed upon him/her by the Board of Directors, including without limitation designation pursuant to Section 4.07 as chief executive officer of the corporation.

       4.06. President. The President, unless the Board of Directors shall otherwise order pursuant to Section 4.07, shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He/she shall, when present, preside at all meetings of the shareholders and Board of Directors unless the Board of Directors shall have elected a Chairman of the Board of Directors. He/she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he/she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He/she shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, he/she may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his/her

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place and stead. In general he/she shall perform all duties incident to the office of the chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time. In the event the Board of Directors determines not to appoint a Chairman of the Board or in the event of his/her absence or disability, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of and be subject to all of the duties and restrictions imposed upon the Chairman of the Board.

       4.07. Chairman of the Board as Chief Executive Officer. The Board of Directors may designate the Chairman of the Board as the chief executive officer of the corporation. In such event, the Chairman of the Board shall assume all authority, power, duties and responsibilities otherwise appointed to the President pursuant to Section 4.06, and all references to the President in these by-laws shall be regarded as references to the Chairman of the Board as such chief executive officer, except where a contrary meaning is clearly required.

       In further consequence of designating the Chairman of the Board as the chief executive officer, the President shall thereby become the chief administrative officer of the corporation He/she shall, in the absence of the Chairman of the Board, preside at all meetings of stockholders and directors. During the absence or disability of the Chairman of the Board he/she shall exercise the functions of the chief executive officer of the corporation. He/she shall have authority to sign all certificates, contracts, and other instruments of the corporation necessary or proper to be executed in the course of the corporation's regular business or which shall be authorized by the Board of Directors and shall perform all such other duties as are incident to his/her office or are properly required of him/her by the Board of Directors or the Chairman of the Board. He/she shall have the authority, subject to such rules, directions, or orders, as may be prescribed by the Chairman of the Board or the Board of Directors, to appoint and terminate the appointment of such agents and employees of the corporation as he/she shall deem necessary, to prescribe their power, duties and compensation and to delegate authority to them.

       4.08. The Vice Presidents. In the absence of the President or in the event of his/her death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (if any appointed), or if more than one, the Vice Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their appointment, shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or Assistant Secretary certificates for shares of the corporation and shall perform such other duties as from time to time may be assigned to him/her by the President or the Board of Directors.

       4.09. The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shares shall have been authorized by resolution

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of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him/her by the President or by the Board of Directors.

       4.10. The Treasurer. The Treasurer shall: (a) have charge and custody and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as shall from time to time be delegated or assigned to him/her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

       4.11. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

       4.12. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in his/her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he/she is so appointed to be assistant, or as to which he/she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

               ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS;
                             SPECIAL CORPORATE ACTS

       5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President or one of the Vice Presidents; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

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       5.02. Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

       5.03. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner, including by means of facsimile signatures, as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

       5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks; trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

       5.05. Voting of Securities Owned by This Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he/she be present, or in his/her absence by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in his/her absence, of any Vice President, it is desirable for this corporation to execute a proxy or written consent with respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

       6.01. Certificate for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary either manually or in facsimile; and may be sealed with a corporate seal or facsimile thereof provided, however, that all certificates shall have at least one manual signature of either an officer or the transfer agent. All certificates for shares shall be consecutively numbered or otherwise identified. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon transfer of such shares. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

       6.02. Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer at the date of its issue.

       6.03. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed under the authority of the Board of Directors.

       6.04. Restrictions on Transfer. If this corporation should elect to be treated as a small business corporation under Section 1362 of the Internal Revenue Code of 1986, as amended, then any transfer of stock, the effect of which would cause such election to be terminated, is prohibited and any such purported transfer is null and void. This by-law may only be altered, repealed, or revoked by a majority vote of the shareholders.

       6.05. Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. When the corporation receives the consideration for which the Board of Directors authorized the issuance of shares, such shares shall be deemed to be fully paid and nonassessable by the corporation. The Board of Directors may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of such shares, and may credit distributions in respect of such shares against their purchase price, until the services are performed, the benefits are received or the note is paid. If the services are not performed, the benefits are not received or the note is not paid, the Board of Directors may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

       6.06. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation, including the appointment or designation of one or more stock transfer agents and one or more stock registrars.

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               ARTICLE VII. OFFICERS AND DIRECTORS: LIABILITY AND
                    INDEMNITY; TRANSACTIONS WITH CORPORATION

       7.01. Liability of Directors. Except as otherwise provided by law, no director shall be liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his/her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes (a) a willful failure to deal fairly with the corporation or its shareholders in connection with the matter in which the, director has a material conflict of interest, (b) a violation of criminal law, unless the director had reasonable cause to believe his/her conduct was lawful or no reasonable cause to believe his/her conduct was unlawful, (c) a transaction from which the director derived an improper personal profit, or (d) willful misconduct.

       7.02. Indemnity of Directors and Officers. The corporation shall indemnify a director or officer, to the extent he/she has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person, for all reasonable expenses, including fees, costs, charges, disbursements and attorney fees, incurred in the proceeding, provided the director or officer was a party because he/she is a director or officer of the corporation, and in all other cases, the corporation shall indemnify a director or officer against liability, including judgments, settlements, penalties, assessment, forfeitures, fines and reasonable expenses, incurred by the director or officer in the proceeding, provided the director or officer was a party because he/she is a director or officer of the corporation, unless the liability was incurred because the director or officer breached or failed to perform a duty he/she owes to the corporation and the breach or failure to perform constitutes (a) a willful failure to deal fairly with the corporation or its shareholders in connection with the matter in which the director or officer has a material conflict of interest, (b) a violation of criminal law, unless the director or officer had reasonable cause to believe his/her conduct was lawful or no reasonable cause to believe his/her conduct was unlawful, (c) a transaction from which the director or officer derived an improper personal profit, or (d) willful misconduct.

       The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, shall not, by itself, create a presumption that indemnification of the director or officer is not required under this by-law. No indemnification is required under this by-law to the extent the officer or director has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. Determination of whether indemnification is required under this by-law shall be made by the means provided pursuant to Section
180.0855 of the Wisconsin Business Corporation Law. A director or officer who seeks indemnification under this by-law shall make a written request to the corporation.

       The corporation, by its Board of Directors, may indemnify in a like manner, or with any limitations, any employee or agent of the corporation who is not a director or officer with respect to any action taken or not taken in his capacity as such employee or agent. The corporation shall indemnify an employee who is not a director or officer of the corporation, to the extent he/she has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he/she was an employee of the corporation.

       The foregoing rights of indemnification shall be in addition to all rights to which directors, officers, employees or agents may be entitled as a matter of law by resolution of the Board of Directors, or by written agreement with the corporation. All terms used in this Section 7.02 for which a definition is provided in Section 180.0850 of the Wisconsin Business Corporation Law and not otherwise herein defined shall have the meaning set forth in said statute.

       7.03. Maintenance of Insurance. The corporation may, by its Board of Directors, purchase and maintain insurance on behalf of any person who is a director, officer, employee or agent of the corporation against liability asserted against and incurred by the person in his/her capacity as a director, officer, employee or agent, or arising from his/her status as a director, officer, employee or agent, regardless of whether the corporation is required or authorized to indemnify the person against the same liability.

       7.04. Director Conflict of Interest. (a) In this section, "conflict of interest transaction" means a transaction with the corporation in which a director of the corporation has a direct or indirect interest.

             (b) A conflict of interest transaction is not voidable by the corporation solely because of the director's interest in the transaction if any of the following is true: (1) the material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved or specifically ratified the transaction under Section 7.04(d), (2) the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or specifically ratified the transaction under Section 7.04(e), or (3) the transaction was fair to the corporation.

             (c) For purposes of this section, the circumstances in which a director of the corporation has an indirect interest in a transaction include but are not limited to a transaction under any of the following circumstances:
(1) another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or (2) another entity of which the director is a director, officer or trustee is a party to the transaction and the transaction is or, because of its significance to the corporation, should be considered by the Board of Directors of the corporation.

             (d) For purposes of Section 7.04(b)(1), a conflict of interest transaction is authorized, approved or specifically ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors or on the committee acting on the transaction, who have no direct or indirect interest in the transaction. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum is present for the purpose of taking action under this section. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any

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action taken under Section 7.04(b)(1) if the transaction is otherwise authorized, approved or ratified as provided in this section.

             (e) For purposes of Section 7.04(b)(2), a conflict of interest transaction is authorized, approved or specifically ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 7.04(c)(1), may not be counted in a vote of shareholders to determine whether to authorize, approve or ratify a conflict of interest transaction under Section 7.04(b)(2). The vote of those shares shall be counted in determining whether the transaction is approved under other sections of these by-laws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this section.

       7.05. Loans to Directors. The corporation may not lend money to or guarantee the obligation of a director of the corporation unless (1) the particular loan or guarantee is approved by a majority of the votes represented by the outstanding voting shares of all classes, voting as a single voting group, except the votes of shares owned by or voted under the control of the benefited director, or (2) the corporation's Board of Directors determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees. The fact that a loan or guarantee is made in violation of this section does not affect the borrower's liability on the loan. This section does not apply to an advance to a director that is permitted under Section 7.02 of these by-laws or that is made to defray expenses incurred by the director in the ordinary course of the corporation's business.

                             ARTICLE VIII. GENERAL

       8.01. Seal. The Board of Directors may provide for a corporate seal; which may be circular in form and have inscribed thereon any designation including the name of the corporation and the words "Corporate Seal, Wisconsin".

       8.02. Fiscal Year. The fiscal year of the corporation shall be as provided in Section 0.05.

                             ARTICLE IX. AMENDMENTS

       9.01. By Shareholders. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders by affirmative vote as set forth in Section 2.06 of these by-laws.

       9.02. By Directors. These by-laws may also be altered, amended or repealed and new. by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; however, no by-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-law so adopted so provides.

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       9.03. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                                      B-16